Federal Home Loan Bank
NEW YORK

2020 REPORT TO MEMBERS

Apart but Together, Committed to Connecting


CUSTOMER SERVICE

2020 FINANCIAL HIGHLIGHTS

(Dollars in millions)	2020	2019	2018	2017	2016
SELECTED BALANCES AT YEAR-END					
Total Assets	**$ 136,996**	$ 162,062	$ 144,381	$ 158,918	$ 143,606
Advances	**92,067**	100,695	105,179	122,448	109,257
Investments	**39,748**	56,892	35,741	33,069	30,939
Mortgage Loans	**2,900**	3,173	2,927	2,897	2,747
Capital Stock	**5,367**	5,779	6,066	6,750	6,308
Retained Earnings	**1,909**	1,801	1,694	1,546	1,412
ANNUAL OPERATING RESULTS					
Net Income	**$ 442**	$ 473	$ 560	$ 479	$ 401
Dividends Paid	**348**	366	417	345	259
Dividends Per Share	**5.74%**	6.49%	6.66%	5.54%	4.73%
PERFORMANCE RATIOS					
Return on Average Equity	**5.59%**	6.53%	7.20%	6.30%	5.86%
Return on Average Assets	**0.28%**	0.32%	0.36%	0.32%	0.31%
Equity to Asset	**5.30%**	4.65%	5.37%	5.19%	5.31%
Net Interest Margin	**0.48%**	0.46%	0.52%	0.48%	0.43%

Financial results are presented on a GAAP basis for each calendar year. Dividend results shown here are the payments the FHLBNY made during each calendar year, rather than the dividends paid from each calendar year's income. Equity to asset ratio is period end. The Federal Home Loan Bank of New York's 2020 annual report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, contains additional information about the FHLBNY's financial performance. The report is available on the FHLBNY's public website, www.fhlbny.com; under the "About Us" tab, select "Investor Relations," and look under the right-hand column labeled "Financial Reports." For a copy of the FHLBNY's Form 10-K, please send a request to fhlbny@fhlbny.com.

Cover Photo: Grand Central Terminal, New York, NY

A MESSAGE TO OUR MEMBERS

At the Federal Home Loan Bank of New York, connection is key to everything we do. This begins with our role as a liquidity provider, connecting our members to the broader global markets to facilitate their liquidity needs. Through our members and our housing partners, we connect to the communities we serve, positioning ourselves to be able to meet their needs in both times of crisis and periods of growth. Our collaborative and caring culture is aimed at keeping our entire team connected to our strategy and focused on our performance. And all of this is connected both to and through our mission to advance housing opportunity and local community development by supporting members in serving their markets. In a year marked by isolation, our ability to connect positioned our cooperative as a source of stability in as volatile an operating environment as our nation has ever experienced.

We have dealt with volatile markets before, but we have never dealt with a crisis that kept our people at home, operating from more than 300 makeshift offices on kitchen counters and coffee tables. But that does not mean we were caught unprepared. Our District has weathered a number of events that have caused temporary disruptions to in-office access, from terrorism and hurricanes to blackouts and blizzards. In response to these events, we have developed a comprehensive Business Continuity framework to help ensure we are able to operate and remain connected to our members and our people in the event of office inaccessibility. We have also made significant investments in upgrading our infrastructure through our Business Technology Strategy, building out our remote capabilities, and strengthening our virtual network.

On February 7, 2020, we conducted a successful test of these remote capabilities, where we simulated the loss of our New York City headquarters and operated only from our Jersey City location with a small group of employees on-site while the majority of our team worked remotely. At the time, we had no idea how prescient of a test this was: just a few weeks later, for the health and safety of our employees, we made the call to move to a remote operational posture. Immediately, nearly our entire team began working from home, and in the following weeks, we carefully moved those critical on-site employees out of our offices, reaching a fully remote posture in early April 2020.

FHLBNY Dividend Performance


FHLBNY DIVIDEND
3-MONTH LIBOR
FED FUNDS (EFFECTIVE RATE)
8%
7%
6%
5%
4%
3%
2%
1%
0%
1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20

Diverse Membership



TOTAL MEMBERS
339

- COMMERICAL BANKS - 111
- CREDIT UNIONS - 104
- THRIFTS - 68
- INSURANCE COMPANIES - 42
- HOUSING ASSOCIATES - 9
- CDFIS - 5

2020 NEW MEMBERS

American Broadcast Employees Federal Credit Union
Empire HealthChoice Assurance, Inc.
Essex County Teachers Federal Credit Union
Excellus Health Plan, Inc.
Gerber Life Insurance Company
Grasshopper Bank, National Association
Lincoln Life & Annuity Company of New York
MAPFRE PRAICO Insurance Company
Member's 1st of NJ Federal Credit Union
Metropolitan Tower Life Insurance Company
Piermont Bank
Puerto Rico Federal Credit Union
SBLI USA Life Insurance Company, Inc.
SCOR Reinsurance Company
Spinnaker Insurance Company
Trans-Oceanic Life Insurance Company
Universal Insurance Company

2020 Business Highlights

ADVANCES OUTSTANDING



$140B
$120B
$100B
$80B
$60B
$40B
$20B
$0B
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

LETTERS OF CREDIT (L/Cs) BUSINESS



$25B
$20B
$15B
$10B
$5B
$0B
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

All data is as of December 31, 2020.

Even in our remote posture, we remained constantly connected to our members and community partners throughout the year. In March 2020, as our nation and the financial markets first reacted to the pandemic, our advances grew by $41 billion to a record $134 billion – an increase of 44 percent as members increasingly looked to us as a reliable source of liquidity amid a turbulent operating environment, providing deep access to the markets throughout the curve. This growth was reflected across the Federal Home Loan Bank System, where Systemwide advances grew by 26 percent in the first quarter of 2020, primarily driven by the significant borrowing activity that took place in March 2020 as local lenders across the country looked to their Home Loan Bank for liquidity support.

In 2020, the Federal government reacted quickly to the crisis, announcing the CARES Act on March 27, pumping more liquidity into the markets. This government stimulus, combined with Federal Reserve actions, Paycheck Protection Program loans and increased deposit levels reduced the need for advances, with Systemwide advances levels experiencing a significant decline in the second half of the year. However, this is how the Federal Home Loan Bank System was designed to act – to seamlessly expand or contract based on member needs. And when our members needed us most, we were there – and always will be.

At the FHLBNY, while our advances balances declined in the second half of the year, we still finished at a strong level, closing the year with $92.1 billion in liquidity out to our members. This sustained level of advances was driven by several key factors. First, our members moved quickly at the start of the crisis to secure long-term liquidity. We also experienced significant borrowing activity from our insurance company members, a growing part of our cooperative that tends to borrow longer term. We also benefited from the broad diversity of the depository institution sector of our membership, comprised of our bank and credit union customers with different business models and wide-ranging asset sizes. The sustained strength of our advances book throughout the year also served as a testament to the strong relationships we have built with our members. Our members know that they can rely on us in any market.

We also utilized our Municipal Letter of Credit (MULOC) product to further support both our members' liquidity initiatives and our communities during the crisis. With more than $20 billion in outstanding notional balances, our MULOCs offer members the ability to secure their municipal deposits with an FHLBNY letter of credit, where pledged whole-loan mortgage collateral is encumbered rather than more liquid security portfolios. Members need not worry about a lack of qualified securities collateral when engaging their local municipality relationships for deposits, as our MULOC is a widely accepted form of municipal deposit collateral within our District, and in many other parts of the country as well. MULOCs are also supportive of our mission, as they afford members the ability to deploy municipal funding in lending for housing and community development purposes, instead of "locking up" those funds in securities collateral. And with our constant focus on our members, we continue to make enhancements to this product to meet their evolving needs.

Our stability is reflected in our strong performance despite the volatility throughout 2020, earning $442.4 million for the year, and returning $331.6 million in dividends to members from our 2020 income. This stability is also reflected in our ability to maintain our "Aaa" rating from Moody's and "AA+" rating from Standard & Poor's amid the volatility of 2020.

We pride ourselves in serving as a reliable funding partner for our members, but this reliability extends beyond the daily availability of liquidity and the dependability of our credit products. At the FHLBNY, we are driven by our community-focused mission, which is central to both our business and our culture. It is a focus we share with our members. From the onset of the crisis in March 2020, we have seen our members and community partners rise to meet the challenges presented by the COVID-19 pandemic, supporting communities and customers across our region as they continue to face down a crisis. Our COVID-19 Relief Program was developed within our Community Support Activities Framework to support these efforts and reflects our cooperative's ability to respond whenever disaster strikes.

For example, the $1 billion in Disaster Relief Funding we made available in May 2020 through our Community Lending Programs follows similar efforts in response to Hurricane Sandy in 2012 and the Caribbean hurricanes of 2017. Our Small Business Recovery Grant Program was also initially developed in response to the 2017 hurricanes, but with so many small businesses and non-profits struggling in the wake of the pandemic, we re-launched the program with a $5 million allocation that our Board later increased to $8 million in response to significant demand. Fifty-nine members participated in the program, bringing grant funding to 750 small businesses and 486 non-profits in communities across our District, helping businesses

THE FHLBNY'S COVID-19 SMALL BUSINESS RECOVERY GRANT PROGRAM HELPED MEMBERS SUPPORT THEIR COMMUNITIES

59 PARTICIPATING FHLBNY MEMBERS

750 SMALL BUSINESSES SUPPORTED

486 NON-PROFIT ORGANIZATIONS SUPPORTED

keep their doors open and their people employed and supporting non-profits as they continue to provide aid amid the pandemic.

The Small Business Recovery Grant Program was created with the knowledge that, following a disaster, our members are best positioned to get funding to those who need it most. We followed a similar approach with the charitable donation component of the relief program, working directly with our Affordable Housing Advisory Council to identify organizations serving the most vulnerable populations in our District, allowing us to immediately distribute more than $500,000 to front-line organizations at the onset of the crisis.

Our tried-and-true grant programs also took on new importance in the wake of COVID-19. The Affordable Housing Program has always served as a way for the FHLBNY and our members to join with our housing partners to create the housing opportunities that in turn create stability for households and families. In a year in which the pandemic made clear just how prevalent housing instability is, both in our region and across the country, our annual AHP grants became even more important. We extended the deadline for 2020 AHP applications to provide applicants with more time to finalize their submissions, and in November 2020, we proudly announced $36.9 million in AHP grants, joining with our members to create, preserve or rehabilitate more than 3,100 units of affordable housing. Our members also accessed nearly $18 million in grants through our homeownership set-aside program in 2020 – mainly through our Homebuyer Dream Program®, the launch of which we moved back to June 2020 in order to allow for greater participation from members and housing partners. We are grateful to our members for your continued use of our housing programs, working with us and our housing partners to help create housing stability in a year that challenged so many.

In a year where the dependability of our established products and programs was vital, we also continued to innovate to strengthen our connection to our members. Driven by the dedication of our people, we were able to maintain our momentum and continue to develop key initiatives for our cooperative. For example, while in our remote posture, we launched our Mortgage Asset Program (MAP®), providing a new secondary market outlet for our members to fund mortgages and be competitive in offering fixed-rate mortgage loan products. We developed MAP specifically for our members, creating a flexible program with competitive pricing catered to our local markets. Launching a new business line in any environment is a challenge, let alone an environment in which all the stakeholders are working from home offices. But through the commitment and collaboration of our people, we launched MAP in the fourth quarter of 2020 and continue to work with members to transition them from the Mortgage Partnership Finance Program to MAP.

In 2020, we also launched our Member Services Desk Weekly Market Update, a member newsletter that curates key information around market trends, advance rates observations, and the views of our financial economist, Brian Jones. The newsletter, which appears on our website and in members' inboxes every Monday morning, is part of our overall effort to deliver value to our members to help support their strategies and further their business goals.

In a normal year, we relish the opportunity to meet with our members – from our annual Member Symposium and regional financial forums to industry group conferences to individual one-on-one meetings at members' offices, it is this constant connection that strengthens the foundation of our cooperative. And though such in-person activities were curtailed in 2020, we still found plenty of ways to engage our members throughout the year. We hosted 20 member webinars in 2020, bringing internal and external experts to cover topics ranging from the LIBOR transition to COVID-19 collateral practices to ALM strategies during a crisis. We were grateful for the opportunity to participate in the virtual versions of annual industry conferences. Through the constant outreach by our Relationship Managers and Member Services Desk, we were able to deepen our relationships with our members even amid a year in which we could not meet face-to-face.

The stability that we provide externally is created internally by our people. Even as our colleagues work out of more than 300 improvised home offices, we remain one team across many locations. We have remained one team despite these enormous challenges because we are focused on our mission and strengthened by our culture. Ours is a culture focused on results, caring, learning and safety. We see the results every day, and it is our collaborative culture that gets us there. Throughout our remote posture, we have supported each other, kept each other informed of activities and updates from across our franchise, and kept our team connected through a number of virtual events, including Bankwide Town Halls. And as the office and the home have become the same place during the pandemic, we created events for entire households to enjoy, whether it be cooking classes for the whole family or story time sessions for the children, recognizing just how connected our work lives and personal lives have become in our remote posture.

Our caring culture extends beyond our workforce, connecting us to the communities we serve. This summer, as conversations on injustice, inequity, and inclusivity have been held in cities and towns across our region and across the country, our internal Workplace Inclusion Team met several times to discuss ways in which the FHLBNY can enhance our commitment to diversity. In December 2020, our Management Committee approved a set of recommendations from this group aimed at supporting diversity efforts both inside our institution and in the communities we serve. We all have a role to play in creating a more equitable and just society, and the initiatives developed by our Workplace Inclusion Team will help us strengthen our contributions and create new opportunities in the communities we serve.

Today, these communities are hurting, more than a year removed from the onset of the crisis. Even as we see signs of reopening and slivers of normalcy returning with more widely available vaccines, the toll of the past year has been severe, and the recovery will be challenging. Our region has been hit especially hard by the pandemic, both from a loss of life and an impact on our way of life. This crisis stretches across our entire District, impacting every region and community in different ways, from the challenges workers in New York City face with regards to safely and reliably commuting to work on mass transit to the implications a year without tourism has across our District, from Niagara Falls to Cape May to San Juan and St. Thomas.

The pandemic will continue to present challenges as we move through 2021 and closer to recovery, and as always, communities will look to their local lenders for support. The local lender is a vital part of every community and essential in a time of crisis. That is why our partnership with our members, and our ability to provide the liquidity products and grant programs our members rely on to meet the needs of their customers and communities, is so important. It is our members who strengthen our cooperative. Your use of our products drives our performance, which in turn not only funds the grant programs that support our communities, but also enhances our ability to invest in our franchise to ensure we are well-positioned to continue to meet the ever-changing needs of our members and the communities we serve.

The FHLBNY has always answered the call when our District has been challenged. In extraordinary times, we come together as an extraordinary team. This phenomenon is not limited to our institution – our members, bolstered by their own strong cultures and guided by their own missions, have always rallied our communities in extraordinary times. As our nation and our region move through the pandemic and into recovery in 2021, we stand ready as a stable and reliable funding partner to our members, a strong supporter of the communities we serve, and a dedicated team that is focused on delivering the full value of cooperative every day. The challenges of 2020 reflected the importance of connection across our cooperative. Through our ability to connect with our members and housing partners, with the communities we serve and, most importantly, with each other, strengthened our response to the crisis, carried our cooperative through 2020, and positioned the FHLBNY to continue to act on our mission and remain a reliable partner for our members and the communities we serve.



José R. González
President and CEO

/s/



John R. Buran
Chairman

/s/

CONNECTING TO OUR COMMUNITIES

In 2020 and throughout the ongoing health and economic crises caused by the COVID-19 pandemic, the FHLBNY has remained connected to our members, our housing partners, our Board of Directors, each other, and the communities we all serve. Virtually every community has been negatively impacted by the devastation wrought by the pandemic. But true to our mission, our entire cooperative responded with purpose and collaboration by quickly deploying products and programs to support the communities across the District in New York, New Jersey, Puerto Rico, and the U.S. Virgin Islands.

At the onset of the pandemic, the FHLBNY moved quickly to support our members and their community partners, making more than $500,000 in charitable contributions to front-line organizations serving homeless and other vulnerable populations. These organizations included those directly providing housing to at-risk individuals and families, as well as food pantries, resource centers for victims of domestic violence, and groups distributing personal protective equipment. These efforts followed an earlier round of charitable contributions made by the FHLBNY to groups involved in relief and recovery after the January 2020 earthquakes in Puerto Rico, totaling $500,000.

Simultaneously, the FHLBNY re-launched its Disaster Relief Funding program, which offers discounted advances to members lending in designated disaster areas. Such advances allow members' customers access to affordable capital while ensuring the members themselves a viable and sustainable spread. Much of the initial utilization of the program was to fund loans made through the federal Paycheck Protection Program and, by the end of the year, members had borrowed more than $600 million in Disaster Relief Funding.

The FHLBNY subsequently re-launched another disaster relief program, the Small Business Recovery Grant (SBRG) Program - which had previously been deployed in Puerto Rico and the U.S. Virgin Islands to help businesses impacted by hurricanes Irma and Maria - to help address some of the challenges small businesses across our District continue to experience due to the COVID-19 pandemic. The program entailed FHLBNY members identifying small businesses, as well as non-profit organizations (at the suggestion of the FHLBNY's Affordable Housing Advisory Council), that had suffered a decrease in revenue due to the pandemic. The FHLBNY then made grants of up to $10,000 each to those organizations to provide working capital for safety equipment, inventory, technology improvements, overtime pay, rent, miscellaneous time-sensitive needs, and more importantly, peace of mind knowing these funds will help them provide vital services to their communities. The program was enthusiastically embraced by the membership, and the full $8 million allocation was quickly exhausted.

In a further effort to support our members and the communities we serve, the FHLBNY successfully launched and completed the 2020 Affordable Housing Program and Homebuyer Dream Program® rounds, while continuing to support first-time homebuyers enrolled in the previous First Home Club℠ Program. Despite the challenges of our remote posture, the Community Investment team analyzed 117 applications and made awards to 47 affordable housing projects for a total of $38.5 million. And the team provided grants of $17.8 million for down-payment and closing-cost assistance to more than 1,400 low- and moderate-income homebuyers through our set-aside homeownership programs. These awards not only advance housing opportunities, but also drive local community development in a time when both are needed most.

Throughout 2020, the FHLBNY continued to develop important policy changes to these core programs, both to align with a new regulation from the Federal Housing Finance Agency and in response to feedback and insights from the membership and local partners in the affordable housing and community development space. These changes are intended to enhance the member experience and strengthen our connection with our members and their communities. After all, it is our ability to connect to the communities we serve through our members and housing partners that positions our cooperative to provide our members with a stable and reliable funding partner dedicated to improving the member experience by meeting their evolving needs and helping them serve their customers in any environment.

- View 2020 AHAC Annual Report
- View 2021 Community Lending Plan

Historical Housing & Community Lending Program Results

Numbers provided are since each program's inception through year-end 2020, unless otherwise noted.



UKRAINIAN
FEDERAL CREDIT UNION
УКРАЇНСЬКА
ФЕДЕРАЛЬНА КРЕДИТНА СПІЛКА

Ukrainian FCU distributed SBRG funds to 47 different grantees, including various cultural centers, churches, museums, art foundations, youth associations and other volunteer organizations.

AFFORDABLE HOUSING PROGRAM

- Awarded approximately $828 million in grants, leveraging an additional $14 billion from other funding sources
- Awarded over 1,900 affordable housing initiatives consisting of more than 94,000 new or rehabilitated housing units

FIRST HOME CLUB℠/HOMEBUYER DREAM PROGRAM® HOUSING SET-ASIDE PROGRAMS

- Provided more than $153 million in grants
- Supported 19,350 household closings

COMMUNITY LENDING PROGRAM ADVANCES

- More than $18.5 billion in total advances funded
- More than $2.1 billion funded in 2020
- 43 Members took a CLP advance in 2020

DISASTER RELIEF FUNDING: GRANTS AND ADVANCES

- In response to the COVID-19 pandemic, $8 million in COVID-19 Small Business Recovery Grant funds were disbursed in 2020 to aid small businesses and non-profit organizations across the District
- More than $609 million in Disaster Relief Funding advances were issued for activity across the District in response to the COVID-19 pandemic

Affordable Housing Advisory Council (AHAC)

CHAIR

Wayne T. Meyer
President
New Jersey Community Capital
New Brunswick, New Jersey

VICE CHAIR

Maria G. Rodriguez-Collazo
Director of Housing Programs
PathStone Corporation
Ponce, Puerto Rico

Staci A. Berger
President and CEO
The Housing and Community Development Network of NJ
Trenton, New Jersey

Krystal R. Canady
Chief Executive Officer
The Gateway Family YMCA
Elizabeth, New Jersey

Susan Cotner
Executive Director
Affordable Housing Partnership/ Albany Community Land Trust
Albany, New York

Robert DiVincent
Executive Director
West New York Housing Authority
West New York, New Jersey

Jacqueline S. Jones
Executive Director
Vineland Housing Authority
Vineland, New Jersey

Lisa Kaseman
Regional Vice President
Conifer LLC
Rochester, New York

Daniel Kelly
President
Community Quest
Egg Harbor Township, New Jersey

Retha Leno
Principal
Ladyhawk Consulting, LLC
Hogansburg, New York

Daniel Martin
Chief Executive Officer
Housing Partnership Development Corporation
New York, New York

Colin McKnight
Deputy Director
New York State Rural Housing Coalition
Albany, New York

Carrie Michel-Wynne
Vice President of Strategic Relations
YWCA of Rochester & Monroe County
Rochester, New York

Gwen O'Shea
President and CEO
Community Development Corporation of Long Island
Centereach, New York

David A. Rowe
Chief Administrative Officer
CAMBA Housing Ventures, Inc.
New York, New York

This list reflects the AHAC as of December 31, 2020.

STAYING CONNECTED TO MEMBERS, VIRTUALLY

Our commitment to providing education to our members did not change in 2020, despite the remote posture the FHLBNY and so many of our members operated in throughout the year. To stay connected with our members, we pivoted our education and event strategy to a virtual webinar format focused on bringing timely and relevant content from internal and external experts to our members. Through this webinar series, we were able to connect with more than 1,400 member contacts. The series covered topics specific to performance and how members can best serve their communities throughout the COVID-19 pandemic.

Outside of general education, the FHLBNY provided members education to help prepare for a seamless transition to our new Mortgage Asset Program. Through targeted sessions, FHLBNY management introduced the program, pricing information and discussed the application process. Targeted sessions followed for a walk-through of the platform.

We believe that offering these educational sessions to provide members with key market insights and business strategies is part of the overall value of FHLBNY membership.

Looking Ahead to the Grand Reopening



ALM Strategies for Unprecedented Times



FHLBNY Collateral Practices During COVID-19



Paycheck Protection Program (PPP) Loans: Entering the Next Phase



Looking for Light at the End of the Tunnel



Member Credit



The Great Transition: LIBOR-SOFR



Lending in the Midst of a Perfect Storm



Managing Depositors and Deposit Flows



How Strong a Rebound?



Digital Transformation Simplified



Balance Sheet Strategies vs. Tactics: Preparing for Q4 and 2021



Starting the Year Right: Strategies for Success in 2021


202

In 2020, we also launched our inaugural six-episode podcast series on the LIBOR-SOFR transition.

- View the podcast series
- Explore more webinars and articles

COMMITTED TO CONNECTING AND STRENGTHENING OUR CULTURE

Each year, the FHLBNY hosts numerous activities to provide ways for colleagues from across the company to connect through wellness, culture, and charity. In 2020, the remote posture caused by the COVID-19 pandemic did not stop the FHLBNY team from finding ways to connect while we were apart. The Culture Management Office (CMO), Activities and Wellness Committees, and Workplace Inclusion Team kept our employees engaged, informed, and connected through various virtual resources and events to strengthen the sense of togetherness and promote education, collaboration, camaraderie, and personal well-being.

At the FHLBNY, we know that our people are at the heart of everything we do, and a strong culture is our backbone. It is our strong culture that has supported us through the challenges of working remotely and our team's commitment that ensures our organization is positioned for success in an ever-changing environment.



ILLUSTIONIST FAMILY SHOW



FHLBNY MIDTOWN MASTERS



FHLBNY VIRTUAL OFFICE GAMES


Yoga For Stress Management
Beginner/ Intermediate Yoga
Zumba
Slow Flow Yoga
Yoga Basics
Mat Pilates

WELLNESS ACTIVITIES


WORKPLACE INCLUSION NEWSLETTER
2020 DIVERSITY & INCLUSION ANNUAL REPORT

The FHLBNY continues to strengthen its collaborative approach to diversity and inclusion by partnering with and sponsoring several diverse, professional organizations and attending various virtual events in 2020. We also hosted a virtual Workplace Inclusion Team Town Hall and launched a Workplace Inclusion Newsletter for our employees. For more information on our outreach efforts, view our Diversity & Inclusion Annual Report.

- View 2020 D&I Annual Report

DIVERSITY & INCLUSION OUTREACH ACTIVITIES

2020 Board of Directors



CHAIRMAN
John R. Buran[+]
Director, President & CEO
Flushing Bank
Uniondale, New York



VICE CHAIRMAN
Larry E. Thompson[*]
Former Vice Chairman
The Depository Trust & Clearing Corporation
New York, New York



Kevin Cummings[+]
Chairman & Chief Executive Officer
Investors Bank
Short Hills, New Jersey



Joseph R. Ficalora[+]
President, Chief Executive Officer & Director
New York Community Bank
Westbury, New York



Jay M. Ford[+]
Director
Crest Savings Bank
Wildwood, New Jersey



Michael M. Horn[*]
Partner
McCarter & English, LLP
Newark, New Jersey



Thomas L. Hoy[+]
Chairman
Glens Falls National Bank & Trust Company
Glens Falls, New York



David R. Huber[*]
President
Huber Advisory Services
Red Bank, New Jersey



Charles E. Kilbourne, III[*#]
Managing Director
Financial Services Volunteer Corps
New York, New York



Gerald H. Lipkin[+]
Senior Advisor
Valley National Bank
Wayne, New Jersey



Kenneth J. Mahon[+]
Executive Chairman
Dime Community Bank
Brooklyn, New York



Christopher P. Martin[+]
Chairman & Chief Executive Officer
Provident Bank
Iselin, New Jersey



Richard S. Mroz[*]
Managing Director
Resolute Strategies, LLC
Haddonfield, New Jersey



David J. Nasca[+]
Director, President & Chief Executive Officer
Evans Bank, N.A.
Hamburg, New York



C. Cathleen Raffaeli[*]
Chief Executive Officer & Managing Director
Hamilton White Group, LLC, &
Soho Venture Partners Inc.
New York, New York



Stephen S. Romaine[+]
Chairman of the Board
Tompkins Trust Company
Ithaca, New York



Rev. DeForest B. Soaries, Jr.[*#]
Senior Pastor
First Baptist Church of Lincoln Gardens
Somerset, New Jersey



Carlos J. Vázquez[+]
Director and Senior Executive Vice President
Banco Popular de Puerto Rico
San Juan, Puerto Rico



Ángela Weyne[*]
Former Commissioner of Insurance
Commonwealth of Puerto Rico
San Juan, Puerto Rico

+ Member Director
* Independent Director
# Public Interest Director

This list reflects the FHLBNY Board of Directors as of December 31, 2020.

2020 Executive Leadership



PRESIDENT
José R. González
President
Chief Executive Officer

> *The stability and reliability of our franchise is paramount to the value we offer our members. In any and all operating environments, including our current environment, the FHLBNY is focused on remaining a reliable partner to our members.*



Stephen Angelo
Senior Vice President
Chief Audit Officer



Edwin Artuz
Senior Vice President
Head of Corporate Services
& Director of Diversity and Inclusion



Melody Feinberg
Senior Vice President
Chief Risk Officer



Adam Goldstein
Senior Vice President
Chief Business Officer



Kevin Neylan
Senior Vice President
Chief Financial Officer



Cynthia Palladino
Senior Vice President
Head of Affordable Housing
& Community Investment



Michael Radziemski
Senior Vice President
Chief Information Officer



Phil Scott
Senior Vice President
Chief Capital Markets Officer



Michael Volpe
Senior Vice President
Head of Bank Operations



Jonathan West
Senior Vice President
Chief Legal Officer

This list reflects the FHLBNY Executive Leadership as of December 31, 2020.

FEDERAL HOME LOAN BANK OF NEW YORK
101 PARK AVENUE, NEW YORK, NY 10178-0601
212.681.6000 • WWW.FHLBNY.COM